UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

AE BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Third Eye Capital Corporation Amendment No. 2 to Note Purchase Agreement

On June 20, 2011, AE Advanced Fuels Keyes, Inc., a subsidiary of AE Biofuels, Inc. entered into Amendment No. 2 (“Amendment”) to the Note Purchase Agreement with Third Eye Capital Corporation (“Agent”). The 12% Senior Secured Term Notes (“Term Notes”) had an original principal amount of $4,500,000 due and payable on October 17, 2011. On March 10, 2011, the principal amount was increased through the sale of an additional aggregate principal amount of $3,500,000 (“Additional Notes”).  On June 20, 2011, the Agent provided a waiver releasing the proceeds received from the California Producers Incentive Program in the amount of $940,000 from the California Energy Commission pledged to the Agent as mandatory repayment of the Term Notes and Additional Notes.  As of the effective date of the Amendment, the principal balance and all accrued and unpaid interest and fees outstanding on the Note was $8,052,602.74.

This description of the Amendment is not complete and is qualified in its entirety by reference to the text of the agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  See the disclosure under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation

Third Eye Capital Corporation Amendment No. 2 to Note Purchase Agreement

AE Advanced Fuels, Inc. received $946,000 from the California Energy Commission granted under the California Producer Incentive Program and pledged to Third Eye Capital Corporation, as agent, (“Purchaser”) as mandatory repayment of the 12% Senior Secured Term Notes ( “Term Notes”) purchased by Purchaser on October 29, 2010 and subsequently amended on March 10, 2011.  In exchange for a waiver releasing the proceeds received from the California Prodcuers Incentive Program, AE Advanced Fuels Keyes, Inc. entered into a Limited Waiver and Amendment No. 2 to Note Purchase Agreement dated June 20, 2011 (“Amendment”).

Pursuant to the terms of the Amendment, interest on the Term Notes shall be increased by two percent (2%) per annum until the Company makes one or more additional payments on the Term Notes in the aggregate amount of $950,000.  The Purchaser receives an amendment fee of $100,000 plus the payment of $20,000 in lieu of the June 1, 2011 scheduled principal payment of $200,000.  The Purchaser also receives an increase in the unconditional guarantee of McAfee Capital, LLC of $1,000,000 for a total guarantee of $2,000,000 and an increase in the unconditional guarantee of Eric A. McAfee, Chief Executive Officer of AE Advanced Fuels, Inc. of $1,000,000 for a total guarantee initially limited to principal amount of $3,400,000 plus all interest and fees increased up to a principal amount of $6,000,000 corresponding to the amounts received from the California Producer Incentive Program.

The Purchaser may accelerate the unpaid principal amount of the Term Notes, together with accrued and unpaid interest, upon the occurrence of certain Events of Default (as defined in the Note Purchase Agreement and Amendment No. 1 and Amendment No. 2 to the Note Purchase Agreement), and the Purchaser may exercise remedies provided for in each of the deeds of trust and security agreement securing the Term Note during the continuance of an Event of Default.

This description of the Amendment is not complete and is qualified in its entirety by reference to the text of the agreement which is attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver and Amendment No. 2 to Note Purchase Agreement dated June 20, 2011, among Third Eye Capital Corporation, as Agent; the Purchasers; and AE Advanced Fuels Keyes, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.
Date: June 24, 2011	By:	/s/ Eric A. McAfee
Eric McAfee
Chief Executive Officer